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                                                                      Exhibit 10
                                 June 25, 1998


Nuveen Flagship Multistate Trust II                               (202) 467-7662
333 West Wacker Drive
Chicago, Illinois 60606

          RE: Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 333-14729)

Ladies and Gentlemen:

     We have acted as counsel for Nuveen Flagship Multistate Trust II, a Massachusetts business trust (the "Fund"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement"), which relates to the Fund's shares of beneficial interest, par value $0.01 (the "Shares"). This opinion is being delivered to you in connection with the Fund's filing of Post-Effective Amendment No. 3 to the Registration Statement (the "Amendment") with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence and good standing of the Fund:

     (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Trust's Declaration of Trust and of all amendments thereto (the "Declaration");

     (c) a certificate executed by Karen L. Healy, an Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Declaration and the By-Laws, as amended (the "By-Laws"), and certain resolutions adopted by the Board of the Trustees of the Trust authorizing the issuance of the Shares; and

     (d)  a printer's proof, dated June 22, 1998, of the Amendment.
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Nuveen Flagship Multistate Trust II
June 25, 1998

     In our capacity as counsel to the Fund, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinions, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Fund. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Fund's Declaration and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

     The opinion expressed herein is limited to the laws of the Commonwealth of Massachusetts.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                        Very truly yours,

                             /s/ MORGAN, LEWIS & BOCKIUS LLP
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                                 MORGAN, LEWIS & BOCKIUS LLP

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